UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 19, 2021

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 19, 2021, SuRo Capital Corp. (the “Company”) caused notices to be issued to the holders of its 4.75% Convertible Senior Notes due 2021 (CUSIP No. 36191JAC5) (the “Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes, pursuant to the Indenture, dated as of March 28, 2018, between the Company and U.S. Bank National Association, as trustee, and Section 15.02 of the First Supplemental Indenture, dated as of March 28, 2018. The Company will redeem $38,215,000 in aggregate principal amount of the issued and outstanding Notes on March 29, 2021 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($1,000 per Note), plus the accrued and unpaid interest thereon from September 30, 2020, through, but excluding, the Redemption Date.

Holders of the Notes may surrender their Notes for conversion into shares of the Company’s common stock in lieu of receiving cash at any time prior to the close of business on the business day immediate preceding the Redemption Date. As of the date of this notice, the conversion rate for the Notes is 108.0505 shares of the Company’s common stock for each $1,000 principal amount of the Notes, which represents a current conversion price of approximately $9.25 per share.

A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Notice of Redemption of 4.75% Convertible Senior Notes due 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2021	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary